UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 10, 2009

                          FIRST MONTAUK FINANCIAL CORP.
                          -----------------------------
             (Exact name of registrant as specified in its charter)




                         COMMISSION FILE NUMBER: 0-6729
                                                 ------

       NEW JERSEY                                       22-1737915
       ----------                                       ----------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                            Parkway 109 Office Center
                             328 Newman Springs Road
                               Red Bank, NJ 07701
              (Address and zip code of principal executive offices)

                                 (732) 842-4700
               (Registrant's telephone number, including area code




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FOLLOWING PROVISIONS:


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(17 CFR 230.425)
      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

            On April 10, 2009, First Montauk Financial Corp. (the "Company") was advised by its auditors, Parente Randolph, LLC ("Parente") that it will no longer provide its services to the Company due to a significant balance due and the Company's inability to pay such fees going forward. As a result, unless it receives payment of such fees, Parente will not complete and sign off on the audit work of the Company and its financial statements necessary for the Company to complete and file its Annual Report on Form 10-K for the year ended December 31, 2008 ("2008 Form 10-K") by April 15, 2009.

            The Company's cash available to pay its auditing fees and other expenses is currently limited by a Court Order issued in the case of Dunbar, et al. v. First Montauk Financial Corp. et al, Superior Court of New Jersey, Monmouth County, Docket No. L-4949-08. On January 14, 2009 the Court entered an order (the Order") requiring that all remaining funds from the sale of the assets of the Company's principal subsidiary, First Montauk Securities Corp. ("FMSC") to First Allied Securities, Inc. which closed in December 2008 (the "Asset Sale") be held in escrow for the benefit of creditors, after the payment of certain permitted expenses.

            On April 13, 2009, the Company's legal counsel in the Dunbar case submitted a letter to the Court requesting that the Court's January 14, 2009 Order be immediately modified to permit the Company to pay its auditors from the Asset Sale proceeds. The Company through its counsel had previously alerted the Court that the Order would prevent the Company and FMSC from paying their ordinary business expenses, including expenses mandated by the Financial Industry Regulatory Authority as conditions to its approval of the Asset Sale.

            The Company was intending to utilize a portion of the proceeds of the Asset Sale to pay the fees due to Parente, including with respect to the audit. The fees due to Parente for its auditing services and for the finalization of the audit for the 2008 Form 10-K are approximately $80,000. The Company's inability to pay these fees will have negative consequences to the Company and its shareholders because the Company has been unable to file the 2008 Form 10-K on or before April 15, 2009. There are serious consequences for failing to file the 2008 Form 10-K on a timely basis. The Company would be in violation of the reporting requirements of the Securities and Exchange Commission ("SEC") and will result in a deficiency letter from the SEC. As a result of this deficiency, an "e" will appear next to the Company's symbol on the Over the Counter Bulletin Board to inform the general investing public that the Company is delinquent in its SEC filings. Failure to bring the filing current may also result in the eventual loss of the Company's stock listing. This could adversely affect the value of the Company's common stock.

            The Plaintiffs in the Dunbar case have agreed to allow the Company to use the Asset Sale proceeds to pay the auditing fees. The Company has requested that the Court modify the Order to permit the Company and FMSC to atilize the proceeds of the Asset Sale to pay Parente's auditing fees and complete its 2008 Form 10-K for filing and is currently awaiting a ruling from the Court.

            It is the Company's intention to file its 2008 Form 10-K as soon as possible after the Court permits the payment of Parente's auditing fees from the Asset Sale proceeds.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FIRST MONTAUK FINANCIAL CORP.


                                       By: /s/ Mindy Horowitz
                                       -----------------------------------------
                                       Name:   Mindy Horowitz
                                       Title:  Acting Chief Financial Officer
                                       Date:   April 16, 2009